AMENDMENT TO
WASHINGTON REAL ESTATE INVESTMENT TRUST
2014 LONG-TERM INCENTIVE PLAN

(Effective January 1, 2016)

The Washington Real Estate Investment Trust 2014 Long-Term Incentive Plan (the “Plan”) is hereby amended by deleting Section 2.8 and Section 2.12 of the Plan in their entirety and replacing them with the following new sections:

2.8        “Ending Share Price” means (i) in the case of all Performance Periods commencing prior to January 1, 2016, the average closing price per Common Share for the twenty (20) trading days beginning on the first trading day after the end of the Performance Period on the exchange on which Common Shares are traded, and (ii) in the case of all Performance Periods commencing on or after January 1, 2016, the average closing price per Common Share for the last twenty (20) trading days of the Performance Period on the exchange on which Common Shares are traded (unless, in the case of either clause (i) or clause (ii) a Change in Control occurs during the Performance Period, in which case the term means the value per Common Share determined as of the date of the Change in Control, such value to be determined by the Committee in its reasonable discretion based on the actual or implied price per share paid in the Change in Control transaction).

2.12        “Relative Total Shareholder Return” means Total Shareholder Return ranked on a percentile basis relative to the total shareholder return of companies comprising the peer group of companies for the Performance Period using the same methodology used for calculating Total Shareholder Return. For this purpose, the peer group of companies shall be (i) in the case of all Performance Periods commencing prior to January 1, 2016, the group of fifteen (15) companies selected by the Committee in 2014 and disclosed in the Trust’s Form 8-K filed with the Securities and Exchange Commission on April 29, 2014, and (ii) in the case of all Performance Periods commencing on or after January 1, 2016, the group of thirteen (13) companies listed on Exhibit A (provided, that, in the case of either clause (i) or clause (ii), if the Committee decides that any company shall cease to be a peer during the Performance Period, it shall be deleted from the peer group, but no new companies shall be added to the peer group during the Performance Period).

This amendment shall be effective as of January 1, 2016.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Stephen E. Riffee
Stephen E. Riffee
Executive Vice President and
Chief Financial Officer
October 21, 2015

Exhibit A

Peer Group of Companies for Performance Periods Commencing on or after January 1, 2016

American Assets Trust, Inc.
Brandywine Realty Trust
Columbia Property Trust, Inc.
Corporate Office Properties Trust
Cousins Properties Incorporated
Equity One, Inc.
First Potomac Realty Trust
Highwoods Properties, Inc.
Liberty Property Trust
Piedmont Office Realty Trust, Inc.
Post Properties, Inc.
Saul Centers, Inc.
Weingarten Realty Investors